Exhibit 4.1

NUMBER OF UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP G3933N 108

GLOBA TERRA ACQUISITION CORPORATION

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, THREE-FOURTHS OF ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE ONE CLASS A ORDINARY SHARE, AND ONE RIGHT TO RECEIVE ONE-TWENTIETH OF ONE CLASS A ORDINARY SHARE UPON THE CONSUMMATION OF AN INITIAL BUSINESS COMBINATION

THIS CERTIFIES THAT	is the owner of	Units.

Each Unit (“Unit”) consists of one (1) Class A Ordinary Share, par value $0.0001 per share (“Class A Ordinary Share”), of Globa Terra Acquisition Corporation, a Cayman Islands exempted company (the “Company”), three-fourths (3/4) of one redeemable warrant (the “Warrant”), and one right to receive one-twentieth (1/20) of a Class A Ordinary Share upon the consummation of an initial business combination (the “Right”). Each whole Warrant entitles the holder to purchase one (1) Class A Ordinary Share (subject to adjustment) for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of an initial merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (each a “Business Combination”), and (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire, unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation. The Class A Ordinary Shares, Warrants and Rights comprising the Units represented by this certificate will begin separate trading on [●], 2025 unless D. Boral Capital LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The terms of the Warrants are governed by a Warrant Agreement (the “Warrant Agreement”), dated as of [●], 2025, between the Company and Odyssey Transfer and Trust Company, as warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. No fractional shares will be issued upon exchange of the Rights. The terms of the Rights are governed by a Rights Agency Agreement (the “Rights Agency Agreement”), dated as of [●], 2025, between the Company and Odyssey Transfer and Trust Company, as rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and the Rights Agency Agreement are on file at the office of Odyssey Transfer and Trust Company at 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125, and are available to any Warrant or Right holder, as applicable, on written request and without cost.

Once the Class A Ordinary Shares, Warrants and Rights commence separate trading, holders will have the option to continue to hold Units or separate their Units into the component securities. Holders shall have their brokers contact the Company’s transfer agent (the “Transfer Agent”) in order to separate the Units into Class A Ordinary Shares, Warrants and Rights comprising such Units. Upon consummation of a Business Combination, the Units represented by this certificate will automatically separate into the Class A Ordinary Shares, Warrants and Rights comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent
[Name:]	[Name:]
[Title:]

GLOBA TERRA ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	— as tenants by the entireties			(Cust)		(Minor)

JT TEN	— as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto __________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

______ Units represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said Units on the register of members of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [●], 2025, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Class A Ordinary Shares if it does not complete its initial Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, or (B) with respect to any other provision relating to the holder(s)’(s) rights or pre-initial Business Combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective Class A Ordinary Shares included in the Units represented by this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind to or in the trust account.